                                                                     Exhibit 1.1











                          WERNER HOLDING CO. (DE), INC.

                                  $135,000,000

                     10% Senior Subordinated Notes due 2007



                               PURCHASE AGREEMENT
                               ------------------


                                                               November 14, 1997

CHASE SECURITIES INC.
DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
c/o Chase Securities Inc.
270 Park Avenue, 4th floor
New York, New York  10017


Ladies and Gentlemen:

                  Werner Holding Co. (DE), Inc., a Delaware corporation (the "Company"), proposes to issue and sell $135,000,000 aggregate principal amount of its 10% Senior Subordinated Notes due 2007 (the "Securities"). The Securities will be issued pursuant to an Indenture which is anticipated to be dated as of November 24, 1997 (the "Indenture") among the Company, Werner Holding Co. (PA), Inc., the parent company of the Company ("Holding"), as a guarantor, the subsidiaries of the Company listed on the signature pages hereto (the "Subsidiary Guarantors", and, together with Holding, the "Guarantors"), as guarantors, and IBJ Schroder Bank and Trust Company, as trustee (the "Trustee"). The Securities will be guaranteed on a senior subordinated unsecured basis (the "Note Guarantees") by each of the Guarantors. The Company hereby confirms its agreement with Chase Securities Inc. ("CSI"), Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Goldman, Sachs & Co. (together with CSI and DLJ, the "Initial Purchasers") concerning the purchase of the Securities from the Company by the several Initial Purchasers.

                  The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated October 31, 1997 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.

                  Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration
Statement") registering an issue of senior subordinated notes of the Company (the "Exchange Securities") which are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions or registration rights) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

                  The Securities are being issued in connection with the recapitalization ("Recapitalization") of Holding. Pursuant to the Recapitalization Agreement dated October 8, 1997, as amended and restated on October 27, 1997 (the "Recapitalization Agreement"), by and among Holding and certain affiliates of Investcorp S.A. ("Investcorp") and certain other international investors organized by Investcorp (collectively, the "Investors"), Holding will, subject to the approval of Holding's shareholders, among other things, redeem approximately 85% of its outstanding capital stock for approximately $330.7 million and receipt of the Market Participation Right and the Investors will purchase from Holding, for approximately $122.7 million, shares of Holding capital stock representing approximately 67% of the outstanding equity of Holding following Recapitalization. The transactions contemplated by the Recapitalization Agreement, together with the repayment of certain indebtedness of the Company and the payment of certain fees and expenses, will be financed by (i) the $122.7 million equity investment by the Investors, (ii) the offering of the Securities, and (iii) approximately $185.7 million of borrowings under a new senior credit facility.

                  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

                  1. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the several Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3) that:

                  (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchasers' Information").

                  (b) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

                  (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the

         Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (d) Holding has no direct subsidiaries other than the Company. The Company has no direct and/or indirect subsidiaries other than (i) the Subsidiary Guarantors, Manufacturers Indemnity and Insurance Company of America, Wentworth Institutional Realty Inc., and Ad Valorem Properties, Inc. and (ii) Werner Distribution, Inc., Werner (FID), Co., Inc., BLP Corporation and Amarlite Architectural Products, Inc. The subsidiaries listed in clause (ii) above have no assets other than nominal assets and are in the process of being liquidated or dissolved. Holding and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or be in good standing or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of Holding and its subsidiaries taken as a whole (a "Material Adverse Effect"). Holding is not engaged in any business other than holding its equity interest in the Company.

                  (e) As of the Closing Date, Holding and the Company will have an authorized capitalization as set forth in the Offering Memorandum under the heading "Capitalization"; all of the outstanding shares of capital stock of Holding and each of its subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable; and the capital stock of Holding conforms in all material respects to the description thereof contained in the Offering Memorandum. Except as set forth in or contemplated by the Offering Memorandum, all of the outstanding shares of capital stock of the Company and each of its subsidiaries will be owned directly or indirectly by Holding, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

                  (f) The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Indenture, the Registration Rights Agreement, and the Securities (collectively, the "Transaction Documents") and to perform their respective obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

                  (g) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and constitutes a valid and legally binding agreement of the Company and each of the Guarantors.

                  (h) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except that any rights to indemnification may be limited by Federal securities laws and public policy considerations.

                  (i) The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (j) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (k) The Recapitalization Agreement has been duly authorized, executed and delivered by Holding and constitutes a valid and legally binding agreement of Holding enforceable against Holding in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (l) Each Transaction Document (other than the Indenture) conforms in all material respects to the description thereof contained in the Offering Memorandum. As of the Closing Date, the Indenture will conform in all material respects to the description thereof contained in the Offering Memorandum.

                  (m) Except as set forth on Schedule 2(q) hereto or disclosed in or contemplated by the Offering Memorandum, the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Holding or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Holding or any of its subsidiaries is a party or by which Holding or any of its subsidiaries is bound or to which any of the property or assets of Holding or any of its subsidiaries is subject, except for such conflicts, breaches, violations, defaults, liens, charges and encumbrance that are not reasonably likely to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of Holding or any of its subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over Holding or any of its subsidiaries or any of their properties or assets, except for such violations that are not reasonably likely to have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date, (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement , or (iii) which if not obtained are not reasonably likely to have a Material Adverse Effect.

                  (n) To the knowledge of the Company, Ernst & Young LLP are independent certified public accountants with respect to Holding and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in the Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except for the omission of financial statement schedules required by Article 12 and separate financial statements of Guarantor subsidiaries required by Rule 3-10 of Regulation S-X) ; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the historical financial information contained in the Offering Memorandum under the headings "Summary--Summary Historical and Pro Forma Financial Information", "Capitalization", "Selected Consolidated Historical Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management--Executive Compensation" are derived from the accounting records of Holding and its subsidiaries and fairly present the information purported to be shown thereby. The pro forma financial information contained in the Offering Memorandum has been prepared on a basis consistent with the historical financial statements contained in the Offering Memorandum (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the Offering Memorandum, gives effect to assumptions made on a reasonable basis and fairly presents in all material respects the historical and proposed transactions contemplated by the Offering Memorandum and the Transaction Documents. The other historical financial and statistical information and data included in the Offering Memorandum are, in all material respects, fairly presented.

                  (o) There are no legal or governmental proceedings pending to which Holding or any of its subsidiaries is a party or of which any property or assets of Holding or any of its subsidiaries is the subject or to the best knowledge of Holding and the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, which, in each case, (i) are not disclosed in the Offering Memorandum or (ii) singularly or in the aggregate, are reasonably likely to have a Material Adverse Effect;

                  (p) To the knowledge of the Company or the Guarantors, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to Holding or any of its subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of Holding or the Company, threatened against or affecting Holding or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or the Recapitalization Agreement or any action taken or to be taken pursuant thereto; and Holding and its subsidiaries have complied in all material respects with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

                  (q) Neither Holding nor any of its subsidiaries is (i) in violation of its charter or by-laws, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except in each case as may be disclosed in the Offering Memorandum, Schedule 2(q) hereto or for such violations or defaults which are not reasonably likely to have a Material Adverse Effect.

                  (r) Holding and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither Holding nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

                  (s) Holding and each of its subsidiaries have filed all federal, state and material local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all material taxes due thereon (other than those being contested in good faith and for which adequate reserves have been provided), and no tax deficiency has been determined adversely to Holding or any of its subsidiaries which has had (nor does Holding or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to Holding or any of its subsidiaries, is reasonably likely to have) a Material Adverse Effect.

                  (t) Neither Holding nor any of its subsidiaries is (i) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (u) Holding and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (v) Holding and each of its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect Holding and its subsidiaries and their respective businesses, except where the failure to have such insurance is not reasonably likely to have a Material Adverse Effect. Neither Holding nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance except such notices as are not reasonably likely to have a Material Adverse Effect.

                  (w) Holding and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, except where the failure to own or possess such rights is not reasonably likely to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with, and Holding and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others except for such claims which are not reasonably likely to have a Material Adverse Effect.

                  (x) To the knowledge of the Company and the Guarantors, Holding and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of Holding and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) do not materially interfere with the use made and proposed to be made of such property by Holding and its subsidiaries,
         (ii) are not reasonably likely to have a Material Adverse Effect or
         (iii) are disclosed in or contemplated by the Offering Memorandum.

                  (y) No labor disturbance by or dispute with the employees of Holding or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened except for such disturbances or disputes which are not reasonably likely to have a Material Adverse Effect.

                  (z) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of Holding or any of its subsidiaries which is reasonably likely to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code except for such noncompliance which is not reasonably likely to have a Material Adverse Effect; Holding and each of its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which Holding or any of its subsidiaries would have any liability except for any liability that is not reasonably likely to have a Material Adverse Effect; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

                  (aa) To the best knowledge of the Company and the Guarantors and except as disclosed in or contemplated by the Offering Memorandum, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by Holding or any of its subsidiaries (or any other entity (including any predecessor) for whose acts or omissions Holding or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by Holding or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which is not reasonably likely to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which is not reasonably likely to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

                  (bb) On and immediately after the Closing Date, the Company (on a consolidated basis and after giving effect to the issuance of the Securities and to the other Transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities as contemplated by this Agreement and the Offering Memorandum and the consummation of the other Transactions, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (cc) Except as described in or contemplated by the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in Holding or any of its subsidiaries.

                  (dd) Less than 25% of the assets of the Company and its subsidiaries consist of "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

                  (ee) Except as disclosed in or contemplated by the Offering Memorandum and except for fees paid in connection with the Commitment Letter by and among Investcorp Investment Equity Limited, The Chase Manhattan Bank, Chase Securities Inc., DLJ Bridge Finance, Inc., and Goldman Sachs Credit Partners L.P., dated November 14, 1997 and documents related thereto, neither Holding nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against Holding, the Company or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

                  (ff) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (gg) None of Holding, any of its affiliates or any person acting on its or their behalf (other than the Initial Purchasers and persons acting on their behalf, as to which no representation is made) has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")), and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable.

                  (hh) Neither Holding nor any of its affiliates has, directly or through any agent (other than the Initial Purchasers and persons acting on their behalf, as to which no representation is made), sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities
         Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.


                  (ii) None of Holding or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers and persons acting on their behalf, as to which no representation is made) has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

                  (jj) There are no securities of Holding or the Company registered under the Securities and Exchange Act of 1934 (the "Exchange Act"), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

                  (kk) Neither Holding nor the Company have taken and will not take, directly or indirectly (other than through the Initial Purchasers and persons acting on their behalf, as to which no representation is made), any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

                  (ll) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                  (mm) Neither Holding nor any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

                  (nn) Except as disclosed in or as contemplated by the Offering Memorandum, since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of Holding or its subsidiaries, whether or not arising in the ordinary course of business, (ii) Holding and its subsidiaries have not incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) Holding and its subsidiaries have not entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of Holding or any of its subsidiaries or any dividend or distribution of any kind declared, paid or made by Holding or any of its subsidiaries on any class of its capital stock.

                  2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, the principal amount of Securities set forth opposite the name of such Initial Purchaser on
         Schedule 1 hereto at a purchase price equal to 97.00% of the principal amount thereof. The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

                  (b) The Initial Purchasers have advised the Company that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. The Initial Purchasers agree to promptly (but in no event more than 2 business days after completion of the resale) notify the Company of the completion of the resale of the Securities. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company and the Guarantors that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of its initial offering, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers"), as defined in Rule 144A under the Securities Act ("Rule 144A"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and (B) outside the United States to persons other than U.S. persons in reliance on and in compliance with Regulation S under the Securities Act ("Regulation S").

                  (c) In connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company and the Guarantors that:

                           (i) The Securities have not been registered under the
                  Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

                           (ii) Such Initial Purchasers have offered and sold
                  the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

                           (iii) None of such Initial Purchasers or any of their
                  affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

                           (iv) at or prior to the confirmation of sale of any
                  Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                           "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                           (v) it has not and will not enter into any
                  contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

         Terms used in this Section 2(c) have the meanings given to them by Regulation S.

                  (d) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company and the Guarantors that (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and
         (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in
         Article 11(3) of the Financial Services Act 1986 (Investment Advertisement) (Exemptions), Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

                  (e) Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Company pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Company shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(c) and (d) counsel for the Company and for the Initial Purchasers and the Company's general counsel, respectively, may rely upon the accuracy and truth of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

                  (f) The Company acknowledges and agrees that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser, subject to the terms, conditions, representations and warranties set forth herein.

                  3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Gibson, Dunn & Crutcher LLP, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M., New York City time, on November 24, 1997, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Company (such date and time of payment and delivery being referred to herein as the "Closing Date").

                  (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the parties hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as CSI on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by CSI on behalf of the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

                  4. Further Agreements of the Company and Holding. Holding and the Company agree with each of the several Initial Purchasers:

                  (a) at any time prior to completion of the resale of the Securities by the Initial Purchasers, to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to use its reasonable best efforts to obtain the lifting thereof at the earliest possible time;

                  (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

                  (c) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review;

                  (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, (i) any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Initial Purchasers or counsel for the Company to amend or supplement the Offering Memorandum so that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or (ii) if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

                  (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

                  (f) for so long as the Securities are outstanding, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed by the Company or Holding with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by Holding or the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

                  (g) to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities by the Initial Purchasers; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided that in no event shall Holding and its subsidiaries be obligated to qualify to do business in any jurisdiction in which they are not so qualified or to take any action which would subject it to (i) service of process in suits, other than those arising out of the sale of the Securities or (ii) taxation in excess of a nominal amount, in each case where it is not now so subject;

                  (h) to use its reasonable best efforts to assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

                  (i) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

                  (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

                  (k) except as disclosed in or contemplated by the Offering Memorandum, for a period of 180 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by Holding or any of its subsidiaries (other than the Securities) without the prior written consent of the Initial Purchasers ;

                  (l) during the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered or exempt from registration under the Securities Act;

                  (m) not to, for so long as the Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

                  (n) in connection with the offering of the Securities, until CSI on behalf of the Initial Purchasers shall have notified the Company of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

                  (o) in connection with the offering of the Securities, to make the appropriate officers, employees, independent accountants and legal counsel of Holding and its subsidiaries reasonably available upon request by the Initial Purchasers;

                  (p) to furnish to each of the Initial Purchasers on the date hereof a copy of the independent accountants' report included in the Offering Memorandum signed by the accountants rendering such report;

                  (q) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its reasonable best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

                  (r) to use its reasonable best efforts not to take any action prior to the Closing Date which in the Company's reasonable judgment would require the Offering Memorandum to be amended or supplemented pursuant to Section 4(d);

                  (s) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to Holding or any of its subsidiaries regarding their condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company), without the prior written consent of the Initial Purchasers, unless in the judgment of Holding or the Company and its respective counsel, and after notification to the Initial Purchasers, such press release or communication is required by law; and

                  (t) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds".

                  5. Conditions of Initial Purchasers' Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the accuracy of the statements of the Company and its officers made in any certificates delivered pursuant hereto, to the performance by the Company and each of the Guarantors of their obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchasers, and the Company and the Guarantors shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (c) Gibson, Dunn & Crutcher LLP, Eric Werner, Esq., general counsel of the Company, and outside counsel to the Company qualified to give Pennsylvania law opinions and reasonably acceptable to the Initial Purchasers shall have furnished to the Initial Purchasers their written opinions addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annexes B, C and D, respectively, hereto.

                  (d) The Initial Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (e) The Company shall have furnished to the Initial Purchasers a letter (the "Initial Letter") of Ernst & Young LLP, addressed to the Initial Purchasers and dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex E hereto.

                  (f) The Company shall have furnished to the Initial Purchasers a letter (the "Bring-Down Letter") of Ernst & Young LLP, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate in all material respects and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

                  (g) The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer or other officers reasonably acceptable to the Initial Purchasers stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company and each of the Guarantors in this Agreement are true and correct in all material respects, each of Holding and its subsidiaries have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change in the financial position or results of operation of Holding or any of its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of Holding and its subsidiaries taken as a whole, except as set forth in the Offering Memorandum.

                  (h) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Company and each Guarantor.

                  (i) The Indenture shall have been duly executed and delivered by the Company, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

                  (j) The Securities shall have been approved by the NASD for trading in the PORTAL Market.

                  (k) If any event shall have occurred that requires the Company under Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

                  (l) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the reasonable judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

                  (m) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of Holding and its subsidiaries taken as a whole (other than as disclosed in or contemplated by the Offering Memorandum), the effect of which, in any such case described above, is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

                  (n) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

                  (o) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the rating accorded the Securities by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities.

                  (p) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or any over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction or
         (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

                  (q) All conditions to the consummation of each of the Transactions (other than the offering of the Securities) shall have been satisfied or waived with the consent of the Initial Purchasers (which consent shall not be unreasonably withheld) and each of such Transactions shall be consummated substantially concurrently with the sale of the

         Securities hereunder. The Initial Purchasers shall have received copies of all closing documents relating to such Transactions.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

                  6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by written notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(l), (m), (n),
         (o) or (p) shall have occurred and be continuing.

                  7. Defaulting Initial Purchasers. (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers may make arrangements for the purchase of the Securities which such defaulting Initial Purchaser agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Initial Purchasers, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers, the Company or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto that, pursuant to this Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

                  (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any Guarantor or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

                  8. Reimbursement of Initial Purchasers' Expenses. If (a) this Agreement shall have been terminated pursuant to Section 6 or 7, (b) the Company shall fail to tender the Securities for delivery to the Initial Purchasers for any reason permitted under this Agreement or (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Company and the Guarantors shall jointly and severally reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities. Notwithstanding any provision herein to the contrary, if this Agreement is terminated pursuant to Section 7 by reason of the default of one or more of the Initial Purchasers, the Company shall not be obligated to reimburse any defaulting Initial Purchaser or their counsel on account of such expenses.

                  9. Indemnification. (a) The Company and the Guarantors shall jointly and severally indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Company pursuant to Section 4(e) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by Holding or the Company with Section 4(b).

                  (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
         Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
         Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that makes it impossible or inadvisable for counsel to the indemnifying party to conduct the defense of both the indemnifying party and the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  The obligations of the Company, the Guarantors and the Initial Purchasers in this Section 9 and in Section 10 are in addition to any other liability that the Company, the Guarantors or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

                  10. Contribution. If the indemnification provided for in
         Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof,
         (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company and the Guarantors or information supplied by the Company and the Guarantors, on the one hand, or to any Initial Purchasers' Information, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

                  11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. The term "successor" shall not include a purchaser from the Initial Purchaser of any of the Securities in his status as such purchaser.

                  12. Expenses. The Company and the Guarantors jointly and severally agree with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (e) the fees and expenses of the Company's and the Guarantors' counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in
         Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchasers); (g) any fees charged by rating agencies for rating the Securities; (h) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (j) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement which are not otherwise specifically provided for in this
         Section 12; provided, however, that except as provided in this Section 12 and Section 8, the Initial Purchasers shall pay their own costs and expenses including the costs and expenses of their counsel, any transfer taxes on the Securities that they may sell and the expenses of advertising any offering of the Securities made by the Initial Purchasers.

                  13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons

                  14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Mr. Thomas Walker (telecopier no.: (212) 270-0994); or

                  (b) if to the Company, shall be delivered or sent by mail or telecopy transmission to Werner Holding Co., 93 Werner Road, Greenville, PA 16125-9499, Attention: Eric Werner (telecopier no.:
         (412) 588-0618), with a copy to: Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, Attention: E. Michael Greaney, Esq. (telecopier no. (212) 351-4035) and to: Investcorp International, Inc., 280 Park Avenue, New York, New York 10017, Attention: Christopher J. Stadler (telecopier no. (212) 983-7073);

         provided that any notice to an Initial Purchaser pursuant to Section 9(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by CSI.

                  15. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

                  16. Initial Purchasers' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering
         Memorandum: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchasers; (ii) the legend on the inside front cover page concerning over-allotment and trading activities by the Initial Purchasers; and (iii) the statements concerning the Initial Purchasers contained in the third, fourth, fifth, seventh , ninth, twelfth and thirteenth paragraphs under the heading "Plan of Distribution".

                  17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company, the Guarantors and the several Initial Purchasers in accordance with its terms.



                                    Very truly yours,

                                    WERNER HOLDING CO. (DE), INC.,

                                      by     /s/
                                             -----------------------------------
                                             Name:
                                             Title:


                                    WERNER HOLDING CO. (PA), INC.,

                                       by    /s/
                                             -----------------------------------
                                             Name:
                                             Title:


                                    WERNER CO.,

                                       by    /s/
                                             -----------------------------------
                                             Name:
                                             Title:


                                    GOLD MEDAL LADDER COMPANY,

                                       by    /s/
                                             -----------------------------------
                                             Name:
                                             Title:


                                    KENTUCKY LADDER COMPANY,

                                       by    /s/
                                             -----------------------------------
                                             Name:
                                             Title:

                                    FLORIDA LADDER COMPANY,

                                       by    /s/
                                             -----------------------------------
                                             Name:
                                             Title:


                                    WERNER MANAGEMENT CO.,

                                       by    /s/
                                             -----------------------------------
                                             Name:
                                             Title:


                                    WERNER FINANCIAL INC.,

                                       by    /s/
                                             -----------------------------------
                                             Name:
                                             Title:


                                    R. D. ARIZONA LADDER CORP.,

                                       by    /s/
                                             -----------------------------------
                                             Name:
                                             Title:


                                    WIP TECHNOLOGIES, INC.,

                                       by    /s/
                                             -----------------------------------
                                             Name:
                                             Title:


                                    ARDEE INVESTMENT CO., INC.,

                                       by    /s/
                                             ----------------------------------
                                             Name:
                                             Title:


                                    OLYMPUS PROPERTIES, INC.,

                                       by    /s/
                                             -----------------------------------
                                             Name:
                                             Title:

                                    PHOENIX MANAGEMENT SERVICES, INC.,

                                       by    /s/
                                             -----------------------------------
                                             Name:
                                             Title:

Accepted:

CHASE SECURITIES INC.,

      by  /s/
          ------------------------------------
                  Authorized Signatory

Address for notices pursuant to Section 9(c):

Chase Plaza, 25th floor
New York, New York 10081
Attention:  Legal Department


DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION,

      by  /s
          ------------------------------------
                  Authorized Signatory

Address for notices pursuant to Section 9(c):

2121 Avenue of the Stars
Suite 3000
Los Angeles, CA 90067
Attention: Legal Department


GOLDMAN, SACHS & CO.,

      by  /s/
          ------------------------------------
                  Authorized Signatory

Address for notices pursuant to Section 9(c):

85 Broad Street
New York, NY 10004
Attention: Legal Department

                                                                      Schedule I










                                                                       Principal
                                                                          Amount
Initial Purchasers                                                 of Securities
------------------                                                 -------------

Chase Securities Inc...........................................  $  54,000,000

Donaldson, Lufkin & Jenrette Securities Corporation ...........     54,000,000

Goldman, Sachs & Co. ..........................................     27,000,000
                                                                    ----------
         Total.................................................  $ 135,000,000
                                                                  ============

                                                                         ANNEX A



                     [Form of Registration Rights Agreement]

                                                                         ANNEX B










                 Form of Opinion of Gibson, Dunn & Crutcher LLP


                  Gibson, Dunn & Crutcher LLP shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, limited to New York law, the Delaware General Corporation Law (the "DGCL") and the Federal securities laws of the United States in form and substance and subject to additional qualification, in each case reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth below:

                  (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged (except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect);

                  (ii) the Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

                  (iii) the descriptions in the Offering Memorandum of statutes, legal and govern mental proceedings and contracts and other documents set forth under the headings "Summary-The Transactions," "The Transactions," "Summary-The Offering," "Risk Factors-Restrictive Loan Covenants," "Risk Factors-Legal Proceedings," "Risk Factors-Environmental Regulation", "Business-Environmental Matters", " Business-Legal Proceedings," "Principal Shareholders-Right of First Offer; Tag-Along Rights," "Certain Transactions-Agreements with Certain Shareholders" and "The New Credit Facility" are accurate in all material respects; the statements in the Offering Memorandum under the heading "Certain Federal Income Tax Consequences," to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects; and such counsel does not have actual knowledge of any current or pending legal or governmental actions, suits or proceedings which would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 which are not described as so required;

                  (iv) the Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

                  (v) the Company and each of the Guarantors incorporated under the DGCL (the "Delaware Guarantors") have full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all corporate action required to be taken by the Company and the Delaware Guarantors for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken;

                  (vi) each of the Purchase Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Delaware Guarantors and constitutes a valid and legally binding agreement of the

         Company and each of the Delaware Guarantors enforceable against the Company and each of the Delaware Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers, and of laws affecting distributions by corporations to stockholders, and by general equitable principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification provisions thereof may be unenforceable;

                  (vii) the Indenture has been duly authorized, executed and delivered by the Company and each of the Delaware Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee and the Guarantors (other than the Delaware Guarantors), the Indenture constitutes a valid and legally binding agreement of the Company and each of the Delaware Guarantors enforceable against the Company and each of the Delaware Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers, and of laws affecting distributions by corporations to stockholders and by general equitable principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law);

                  (viii) the Securities have been duly authorized and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Purchase Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers, and of laws affecting distributions by corporations to stockholders, and by general equitable principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law);

                  (ix) assuming that the Recapitalization Agreement has been duly authorized, executed and delivered by Holding , the Recapitalization Agreement constitutes a valid and legally binding agreement of Holding enforceable against Holding in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers, and of laws affecting distributions by corporations to stockholders, and by general equitable principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law);

                  (x) each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum;

                  (xi) except as disclosed in Schedule 2(q) to the Purchase Agreement, the execution and delivery by the Company and each of the Guarantors of each of the

         Transaction Documents, the performance of the payment obligations thereunder and the issuance, authentication, sale and delivery of the Securities will not materially conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Holding or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Holding or any of its subsidiaries is a party or by which Holding or any of its subsidiaries is bound or to which any of the property or assets of Holding or any of its subsidiaries is subject and that has been identified to such counsel as material to Holding and its subsidiaries, taken as a whole, nor will such actions result in any material violation of the provisions of the charter or by-laws of Holding, the Company or any Delaware Guarantor or any New York statute, law or regulation that in our experience is generally applicable to the transactions of the type contemplated hereby or the DGCL or, to our actual knowledge, any judgment, injunction, order or decree applicable to Holding or any of its Subsidiaries or any of their respective properties; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, or delivery by the Company and each of the Guarantors of each of the Transaction Documents, the performance of the payment obligations thereunder and the issuance, authentication, sale and delivery of the Securities, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which have been obtained or made prior to the Closing Date and (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement;

                  (xii) to the best knowledge of such counsel, there are no pending actions or suits or judicial, arbitral, rule-making, administrative or other proceedings to which Holding or any of its subsidiaries is a party or of which any property or assets of Holding or any of its subsidiaries is the subject which (A) singularly or in the aggregate could reasonably be expected to have a Material Adverse Effect or (B) questions the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto;


                  (xiii) neither Holding nor any of its subsidiaries is an "investment company" or, to the best of such counsel's knowledge, a company "controlled by" an investment company within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder;

                  (xiv) neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Federal Reserve Board; and

                  (xv) assuming the accuracy of the representations and warranties and compliance with the agreements of the Company, the Guarantors and the Initial Purchasers contained in the Purchase Agreement, no registration of the Securities under the Securities Act or qualification of the Indenture under the Trust Indenture Act is required in connection with the issuance and sale of the Securities by the Company to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contem plated by the Purchase Agreement and the Offering.

                  Such counsel shall also state that they have participated in conferences with representatives of the Company and the Guarantors, representatives of Holding's independent accountants and counsel and representatives of the Initial Purchasers and their counsel at which conferences the contents of the Preliminary Offering Memorandum and the Offering Memorandum and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Offering Memorandum or any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Offering Memorandum or any amendment or supplement thereto (other than the financial statements (including the schedules and notes thereto) and other financial and statistical information contained therein, as to which such counsel need express no belief), as of the date thereof and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems reasonably proper, on certificates of responsible officers of the Company, any Guarantor and public officials which are furnished to the Initial Purchasers.

                                                                         ANNEX C










                      Rider to Opinion of Eric Werner, Esq.

                  9. to the best of my knowledge, there are no pending actions or suits or judicial, arbitral, rule-making, administrative or other proceedings to which Holding or any of its subsidiaries is a party or of which any property or assets of Holding or any of its subsidiaries is the subject and no such proceedings are threatened or contemplated by governmental authorities or threatened by others, in each case which
         (A) singularly or in the aggregate, if determined adversely to Holding or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or (B) questions the validity or enforceability of any of the Documents or any action taken or to be taken pursuant thereto.

                                                                         ANNEX D










                     Form of Opinion of Pennsylvania Counsel


                  Outside counsel to the Company qualified to give Pennsylvania law opinions and reasonably acceptable to the Initial Purchasers shall have furnished to the Initial Purchasers their written opinion, as Pennsylvania counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance and subject to additional qualifications, in each case reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth below:

                  (i) Holding has an authorized capitalization as set forth in the Offering Memorandum; and the capital stock of Holding conforms in all material respects to the description thereof contained in the Offering Memorandum;

                  (ii) each of the Guarantors incorporated in jurisdictions other than Delaware (the "Non-Delaware Guarantors") have full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all corporate action required to be taken by the Non-Delaware Guarantors for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken;

                  (iii) each of the Purchase Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Non-Delaware Guarantors and constitutes a valid and legally binding agreement of each of the Non-Delaware Guarantors enforceable against each of the Non-Delaware Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers, and of laws affecting distributions by corporations to stockholders, and by general equitable principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification provisions thereof may be unenforceable;

                  (iv) the Indenture has been duly authorized, executed and delivered by each of the Non-Delaware Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of each of the Non-Delaware Guarantors enforceable against each of the Non-Delaware Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers, and of laws affecting distributions by corporations to stockholders, and by general equitable principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law);

                  (v) the Recapitalization Agreement has been duly authorized, executed and delivered by Holding and constitutes a valid and legally binding agreement of Holding enforceable against Holding in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers, and of laws affecting distributions by corporations to stockholders, and by general equitable principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law);

                  In rendering such opinion, such counsel may (i) rely as to matters of fact, to the extent such counsel deems reasonably proper, on certificates of responsible officers of the Company, any Guarantor and public officials which are furnished to the Initial Purchasers and (ii) may assume that the corporate laws of any jurisdiction (other than Pennsylvania) under which any Non-Delaware Guarantor is organized are identical to the laws of Pennsylvania.

                                                                         ANNEX E

                        [Form of Initial Comfort Letter]


                  The Company shall have furnished to the Initial Purchasers a letter of Ernst & Young LLP, addressed to the Initial Purchasers and dated the date of the Purchase Agreement, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth below:

                  (i) they are independent certified public accountants with respect to Holding and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings;

                  (ii) in their opinion, the audited financial statements and pro forma financial information included in the Offering Memorandum and reported on by them comply in form in all material respects with the accounting requirements of the Exchange Act and the related published rules and regulations of the Commission thereunder that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted);

                  (iii) based upon a reading of the latest unaudited financial statements made available by Holding, the procedures of the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 71, reading of minutes and inquiries of certain officials of Holding who have responsibility for financial and accounting matters and certain other limited procedures requested by the Initial Purchasers and described in detail in such letter, nothing has come to their attention that causes them to believe that (A) any unaudited financial statements included in the Offering Memorandum do not comply as to form in all material respects with applicable accounting requirements, (B) any material modifications should be made to the unaudited financial statements included in the Offering Memorandum for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum or (C) the information included under the headings "Summary-- Summary Historical and Pro Forma Financial Information", "Capitalization", "Selected Consolidated Historical Financial Data", "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Management-- Executive Compensation" is not in conformity with the disclosure requirements of Regulation S-K that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act;

                  (iv) based upon the procedures detailed in such letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of Holding who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that (A) at a specified date not more than three business days prior to the date of such letter, there was any change in capital stock, increase in long-term debt or decrease in net current assets as compared with the amounts shown in the December 31, 1996 unaudited balance sheet included in the Offering Memorandum or (B) for
         the period from [              ], 199[ ] to a specified date not
         more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, income from operations, EBITDA or net income, except in all instances for changes, increases or decreases that the Offering Memorandum discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by Holding as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers;

                  (v) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Holding) set forth in the Offering Memorandum agrees with the accounting records of Holding, excluding any questions of legal interpretation.

                  (vi) on the basis of a reading of the unaudited pro forma financial information included in the Offering Memorandum, carrying out certain specified procedures, reading of minutes and inquiries of certain officials of Holding who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial information, nothing came to their attention which caused them to believe that the pro forma financial information does not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such information.

                                                                               3
                                             Schedule 2(q) to Purchase Agreement


         1. Amended and Restated Senior Revolving Credit and Term Loan Agreement dated as of July 31, 1995, as amended, and related documentation thereunder, by and between National City Bank and the Banks set forth therein and Werner Co. and Olympus Properties, Inc. The credit facility is guaranteed by the Company and other related entities pursuant to an Amended and Restated Parent Guarantee. Pursuant to Section 11(m) of the Guarantee, the Company is not permitted to enter into any merger transaction or sell or transfer all or any material part of its business except in certain limited situations. Any breach of this section is deemed an Event of Default under Section 5(c) of the Amended and Restated Senior Revolving Credit and Term Loan Agreement and the Agent may, after first obtaining the consent of Banks holding at least two-thirds in aggregate principal amount of the loans, declare the entire amount outstanding under the credit facility immediately due and payable. All amounts outstanding under this Agreement will be repaid on or prior to the Closing Date.

         2. Amended and Restated Note Purchase Agreement dated as of October 1, 1991, as amended, and related documentation thereunder, by and between Prudential Insurance Company of America and PRUCO Life Insurance Company and R.D. Werner Co., Inc. and Olympus Properties, Inc. The outstanding principal amount of the Notes as of August 1, 1997, is $3,571,000. The Notes are due May 25, 1998, and are guaranteed by the Company and other related entities. The Notes may be prepaid at any time upon 10 business days prior notice. Pursuant to
Section 9(b)(4) of the Second Amended and Restated Parents Guarantee, the Company is not permitted to enter into any merger transaction or sale of assets except in certain limited situations. Any breach of this section is deemed an Event of Default under the Notes and the holders of two-thirds in principal amount of the Notes can declare all of the Notes to be immediately due and payable. All amounts outstanding under this Agreement will be repaid on or prior to the Closing Date.

         3. Trust Indenture dated as of September 1, 1990, entered into between the County of Carroll, Kentucky ("Issuer") and Dai-Ichi Kangyo Trust Company pursuant to which the Issuer issued its Variable Rate Demand Industrial Building Revenue Bonds (Kentucky Ladder Company Project) (the "Bonds") in the aggregate principal amount of $5,000,000. Pursuant to the Indenture, a Bond holder may instruct the remarketing agent to sell the Bonds and if the remarketing agent notifies the Trustee that no sale can be made, Kentucky Ladder Company ("KLC") is obligated to purchase the Bonds from a draw under a Letter of Credit provided by National City Bank. KLC has entered into a Reimbursement Agreement dated as of October 1, 1994, with National City Bank whereby it is obligated to repay any amounts drawn upon the Letter of Credit. Under Section 8 of the Reimbursement Agreement, any default under the Amended and Restated Senior Revolving Credit and Term Loan agreement (as described in paragraph 1 above), is an Event of Default under the reimbursement Agreement. Upon the occurrence of such Event of Default, National City Bank may, in its sole discretion, notify the Trustee to declare a default under the Bonds.